UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2025

flyExclusive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2860 Jetport Road, Kinston, NC	28504
(Address of principal executive offices)	(Zip Code)

252-208-7715

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FLYX	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	FLYX WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, flyExclusive, Inc. (the “Company”) and EG Sponsor LLC are parties to a letter agreement dated May 25, 2021, that, among other things, imposed a lock-up restriction on the 5,625,000 shares of the Company’s Class A common stock and warrants to purchase 4,333,333 shares of the Company’s Class A common stock owned by EG Sponsor LLC (excluding those shares attributable to the former independent directors of EG Acquisition Corp., which were only subject to a one-year lock-up that has now expired). The lock-up was set to expire on December 27, 2026 (the “Lock-Up”).

The Company is seeking to have its Class A common stock listed on the Russell 2000 Index, which listing the Company believes will provide greater volume and liquidity for the Class A common stock. A March 2025 rule adopted by the London Stock Exchange Group, which own and governs the Russell 2000 Index, would prevent the listing until after the Lock-Up expired. As noted above, the Company believes that inclusion on the Russell 2000 Index will provide benefits to the Company and its stockholders through increased volume and liquidity, which benefits are expected to benefit the Company’s capital raising efforts, including its access to its at-the-market sales program. The Company also believes that the benefits of the Lock-Up have largely been achieved as is evidenced by EG Sponsor LLC and its affiliates’ continued significant investment in and lending to the Company during 2024 and 2025, which activity indicates EG Sponsor LLC’s continued interest in and support of the Company.

In order to be able to attempt to have the Company’s Class A common stock listed on the Russell 2000 Index, on July 25, 2025, the Company executed a waiver letter (the “Waiver Letter”) to waive the Lock-Up (after notifying EG Sponsor LLC of its intention to do so), effective immediately. All other terms of the Letter Agreement remain in full force and effect.

Gregg S. Hymowitz, a member of the Company’s Board of Directors, to which position he was designated by EG Sponsor LLC. Gary Fegel is also a member of the Company’s Board of Directors, to which position he was designated by EG Sponsor LLC. As required by the Company’s internal policies, this transaction was approved by the Audit and Risk Committee of the Company’s Board of Directors, which consists of independent disinterested directors, and was also approved by the Company’s Board of Directors, with only disinterested directors voting (which excluded Messrs. Hymowitz and Fegel).

A copy of the Waiver Letter is included herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Waiver Letter, dated July 25, 2025.
99.1	Press Release Dated July 28, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2025

FLYEXCLUSIVE, INC.

By:	/s/ Thomas James Segrave, Jr.
Name:	Thomas James Segrave, Jr.
Title:	Chief Executive Officer and Chairman